Exhibit 10.8

EXECUTION COPY

MANAGEMENT SERVICES AGREEMENT

This AGREEMENT is made on May 7, 2004

BETWEEN:

(1) Dongguan Changan County Changshi Development Company, having its address at the 11TH Floor, Changan Group Building, Changan County, Dongguan City, Guangdong Province, the People’s Republic of China and whose legal representative is Lin Guang Hui (hereinafter referred to as “Party A”); and

(2) Timerson Limited, a company having its address at the 14TH Floor, QPL Industrial Building, 138 Texaco Road, Tsuen Wan, New Territories, Hong Kong and whose authorized representative is Robert Gange (hereinafter referred to as “Party B”).

Party A and Party B shall sometimes hereinafter be referred to a “Party” individually and the “Parties” collectively. Capitalized terms not defined in this Agreement shall have the same meanings ascribed to them in the Lease Contract (defined below).

WHEREAS:

(A) A lease contract has been entered into between Party A and Party B for the lease of the Factory Facilities (the “Lease Contract”).

(B) Party A agrees to construct the Factory Facilities, to apply for all necessary governmental and regulatory approvals and to lease to Party B and, upon the establishment of a wholly foreign-owned enterprise (the “WFOE”) in Changan County, Dongguan City by Party B’s fellow subsidiary ASAT (Caymen) Limited. to engage in the business of semiconductor assembly and testing, to the WFOE, the Factory Facilities and the land-use rights to the Construction Land after the completion of the construction of the Factory Facilities.

(C) Party A also agrees to provide Party B with the related management services as set forth below. Party B agrees to accept the management services provided by Party A and pay Party A a fixed fee for such management services on a monthly basis.

NOW THEREFORE, through friendly negotiations and in consideration of the mutual benefits, terms and conditions set forth in this Agreement, the Parties agree as follows:

1. MANAGEMENT SERVICES TO BE PROVIDED BY PARTY A STARTING FROM THE HANDOVER DATE

1.1 Party A shall provide one plant assistance manager, one officer dealing with the customs authorities, one qualified safety supervisor, and one financial officer to assist the WFOE in internal administration, management of labour, security, financial affairs and production (the “Management Employees”), and Party B shall have the right of appointment and removal with respect to the employment of the Management Employees. The Management Employees shall take instructions from, and report to, the management of, Party B.

1.2 Party A shall nominate candidates for workers to be employed by Party B and Party B shall have the right of appointment and removal with respect to the employment of the workers.

1.3 Party A shall assist Party B to keep the Factory Facilities in good repair, including ensuring normal connection and operation of all facilities and equipment relating to water supply, sewerage, electricity supply and telecommunication facilities within and surrounding the Factory Facilities necessary for Party B to conduct commercial production.

1.4 Party A shall assist Party B to maintain and repair the Factory Facilities, including its internal and external fixtures, and Party B’s machinery and equipment.

1.5 Party A shall assist Party B in handling matters relating to environmental protection, customs, labor, tax, foreign exchange, bureau of industry and commerce and any other governmental and regulatory departments or agencies.

1.6 Party A shall be responsible to purchase all necessary insurance for the Factory Facilities.

1.7 Party A shall provide any other legal and reasonable services necessary for the normal and smooth production operation as required by Party B from time to time.

1.8 Party A agrees that upon the establishment of the WFOE, Party B may assign its rights and obligations under this Agreement to the WFOE and shall procure the WFOE to assume all its rights and obligations hereunder and Party A shall accept the WFOE as Party B under this Agreement in the place of Party B. All references in this Agreement to Party B shall unless provided otherwise be references to the WFOE after the establishment of the WFOE. After obtaining its business license, the WFOE shall issue a confirmation letter to Party A to acknowledge and assume the place of Party B to this Agreement. On the date of the confirmation letter, all rights and obligations of Party B hereunder shall be assumed by the WFOE effectively.

2. MANAGEMENT SERVICE FEES AND PAYMENT METHOD

2.1 Party B shall pay Party A management service fee of HK$638,839 per month. The fee includes management fees for the WFOE’s foreign employees of HK$120,000, land-use right fee of HK$192,000, rental tax of HK$140,000 and administrative charges relating to other management services provided herein in the amount HK$186,839, respectively. For the avoidance of doubt, the fees specified in this Article shall not prejudice Party A’s right in future negotiations with Party B for management service fees should the Parties determine to renew the term of this Agreement.

2.2 Apart from the fees specified in Article 2.1 above, Party A shall not request from Party B, and Party B shall not be liable for, any additional charges, levies or taxes in relation to the services provided herein.

2.3 After the commencement of the Lease Term and the Deposit has been fully applied towards the rental payments and management fees of the Lease Term as provided in Article 1.6 of the Lease Contract, Party B shall pay the management service fee as specified in Article 2.1 of this Agreement for the previous month within 10 working days after the beginning of each calendar month to a bank account specified by Party A. Party A shall issue a receipt evidencing the full payment.

2.4 In order to show the sincerity of Party B, Party B shall, in accordance with Article 1.6 of the Lease Contract, make payment of the Deposit, the amount of which should not be less than ten months’ rental payments and management services fees. The Deposit shall be applied towards the rental payments and management service fees from the commencement of the Lease Term until the Deposit is fully applied.

3. REPRESENTATIONS AND UNDERTAKINGS

3.1 Party A and Party B repeat their respective representations and undertakings made in Article 3 of the Lease Contract, mutatis mutandis.

3.2 Party A undertakes that it shall provide the management services as provided herein to the best of its ability and with the same standard of care, skill and diligence as generally accepted in the international commercial practice applicable to the similar type of management services.

4. TERM AND TERMINATION

4.1 This Agreement shall take effect upon signing by both Parties and terminate six years after the Commencement Date as defined in the Lease Contract.

4.2 If Party B exercises its Right to Purchase with respect to the Factory Facilities and the land use rights for the Construction Land, this Agreement shall be terminated immediately. In addition, when the Lease Contract terminates pursuant to its other terms, this Agreement shall be terminated immediately.

4.3 Termination of this Agreement shall not affect the Parties’ rights and obligations under other agreements entered into between the Parties including the Lease Contract and the standard processing arrangement agreement to be entered into between the Parties (if any).

5. OTHERS

5.1 Articles 7 and 8 of the Lease Contract shall be applicable to this Agreement, mutatis mutandis.

5.2 Articles 11.1, 11.2, 11.3, 11.4, 11.5, 11.7 and 11.8 of the Lease Contract shall be applicable to this Agreement, mutatis mutandis.

6. APPLICABLE LAWS AND JURISDICTION

6.1 The validity, interpretation and all disputes arising from this Agreement shall be governed by the laws of the PRC.

6.2 Any disputes in connection with this Agreement shall be settled through friendly negotiations. If within 60 days of the receipt of a written notice to negotiate by one Party, no settlement is reached, either party may submit the dispute to the Shenzhen Sub-Commission of China International Economic and Trade Arbitration Commission (“CIETAC”) for arbitration. The arbitration shall be conducted in Chinese and in accordance with rules of the procedures then in effect at CIETAC. An arbitration award by CIETAC shall be final and binding upon all parties. During the course of arbitration, all parties shall continue to perform those terms and conditions of this Agreement unaffected by the dispute.

Party A: Dongguan Changan County Changshi Development Company,

Company Name

By	/s/ LIN GUANG HUI
Name:	Lin Guang Hui
Title:

Party B: Timerson Limited

Company Name

By	/s/ ROBERT J. GANGE
Name:	Robert J. Gange
Title:

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